Investor and Press Contact:
Scott Gerard
212-645-4500
Investorrelations@guideline.com

GUIDELINE, INC. REPORTS FIRST HALF AND SECOND QUARTER RESULTS
--Revenues up 5.4%
--Market Research reports revenue increase of 19.1%

NEW YORK, NEW YORK, AUGUST 14, 2007—Guideline, Inc. (OTCBB:GDLN), the nation’s only single-source provider of custom business research, reported first half and second quarter financial results for the period ended June 30, 2007.

Revenues in the first half of 2007 were $24,469,000, a 5.4% increase compared to $23,218,000 one year earlier.

Operating income in the first half of $23,000 represented a decline compared to $920,000 one year earlier. Net loss attributable to common shareholders in the first half was ($108,000) or ($0.01) per fully diluted share, as compared to net income attributable to common shareholders of $634,000 or $0.03 per fully diluted share in the prior year’s first half.

Revenues in the second quarter of 2007 were $11,687,000, a 2.3% decrease compared to $11,962,000 one year earlier.

Operating loss in the second quarter of ($112,000) represented a decline compared to $586,000 of operating income one year earlier. Net loss attributable to common shareholders in the second quarter was ($108,000) or ($0.01) per fully diluted share, as compared to net income attributable to common shareholders of $365,000 or $0.02 per fully diluted share in the prior year’s second quarter.

The operating and net income losses for the first half and second quarter ended June 30, 2007 include significant legal, accounting and other costs related to the pending acquisition of Guideline. On June 28, 2007, Guideline entered into an Agreement and Plan of Merger with infoUSA Inc., and Knickerbocker Acquisition Corp. The Agreement and Plan of Merger provides that Knickerbocker Acquisition Corp. will commence a cash tender offer to acquire (i) all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Guideline (the “Common Shares”), at a price of $1.35 per Common Share, in cash and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of Guideline (the “Preferred Shares"), at a price equal to the liquidation preference of $1.50 per Preferred Share plus accrued dividends thereon, in cash.

As of June 30, 2007, Guideline had cash on hand of $1,465,000, short and long term debt of $1,505,000 and $1,877,000, respectively, and shareholder’s equity of $24,002,000.

About Guideline, Inc.

Guideline, Inc. (OTC Bulletin Board: GDLN) is the nation's only single-source provider of customized business research and analysis. Through its end-to-end continuum of On-Demand Business Research, Custom Market Research, Strategic Intelligence, and Product Development Intelligence, Guideline's research analysts create integrated solutions that enable clients to make informed decisions to address their critical business needs. Guideline specializes in nearly all major industries, including media and entertainment, healthcare and pharmaceuticals, financial and business services and consumer products. Guideline, Inc. is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting www.guideline.com.

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Forward-Looking Statements

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for the Company’s markets and the demand for its products and services, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, growth of our annual retainer and other businesses, benefits of our strategies and initiatives, the success of new products and services introductions, growth or reductions in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

GUIDELINE, INC. COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Six Months Ended June 30
	2007	2006[3]

Revenue	$24,469,000	$23,218,000

Operating income	$23,000	$920,000

(Loss) Income Before Income Taxes and Cumulative Effect of Accounting Change	($184,000)	$612,000

Income tax benefit (provision)	$103,000	($54,000)

Cumulative effect of accounting change[1]	$—	$96,000

Net (loss) income	($81,000)	$654,000

(Loss) income attributable to common shareholders’[2]	($108,000)	$634,000

(Loss) Income Per Share - Basic and Diluted	($0.01)	$0.03

Weighted Average Shares
Outstanding - Basic and Diluted	20,977,942	20,677,922

1During the quarter ended March 31, 2006, Guideline adopted the revised Statement of Financial Accounting Standards No. 123, “Share-Based Payments” (“SFAS 123 (R)”). As a result of adopting SFAS 123(R), Guideline recognized a before and after-tax gain of approximately $96,000 representing the cumulative effect of a change in accounting principle attributable to the requirement under SFAS 123(R) to estimate forfeitures at the grant date instead of recognizing them as incurred.

2Net loss for the six months ended June 30, 2007 of ($81,000) was reduced by preferred dividends of $27,000, resulting in net loss attributable to common shareholders of ($108,000).

3 In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a Rollover and Iron Curtain approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings. The Company has historically used the Rollover Method. The provisions of SAB No. 108 were effective for the Company for the year ended December 31, 2006. In connection with the application of SAB No. 108, the Company recorded a $447,000 charge to retained earnings as of December 31, 2005 which relates to (i) a $300,000 overstatement of deferred tax assets that accumulated over several previous years and, (ii) a $147,000 understatement of accrued expenses related to travel costs.

The nature of the adjustments and the impact on the Company’s consolidated balance sheet as of January 1, 2006 are presented below:

	Increase (Decrease)
	Accrued expenses and other	Deferred tax assets	Retained earnings

Overstatement of deferred tax assets (1)	$—	$(300,000)	$(300,000)
Understatement of accrued expenses (2)	147,000	—	(147,000)
	$147,000	$(300,000)	$(447,000)

(1) The Company adjusted the tax basis of property, plant and equipment by reducing deferred tax assets as a result of an overstatement of these deferred tax assets that accumulated over several previous years.

(2) The Company recorded travel expenses incurred in 2005 as an expense in 2006 when these expenses were paid. If the criteria in SAB No. 108 were applied, these expenses should have been recorded in 2005.

The impact of these adjustments on the six months ended June 30, 2006 is summarized below:

	Previously Reported	Adjustment	As Adjusted
For the six months ended June 30, 2006
Deferred tax assets	$1,057,000	$(300,000)	$757,000
Accrued expenses	2,148,000	(11,000)	2,137,000
Shareholders’ equity	22,095,000	(290,000)	21,805,000
Selling, general & administrative expenses	8,372,000	(72,000)	8,300,000
Net income	588,000	66,000	654,000
Net income attributable to shareholders	568,000	66,000	634,000
Earnings per share	0.03	0.00	0.03

GUIDELINE, INC. COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended June 30
	2007	2006[2]

Revenue	$11,687,000	$11,962,000

Operating (loss) income	($112,000)	$586,000

(Loss) Income Before Income Taxes	($217,000)	$411,000

Income tax benefit (provision)	$122,000	($36,000)

Net (loss) income	($95,000)	$375,000

(Loss) income attributable to common shareholders’[1]	($108,000)	$365,000

(Loss) Income Per Share - Basic and Diluted	($0.01)	$0.02

Weighted Average Shares
Outstanding - Basic and Diluted	21,014,351	20,905,842

1Net loss for the three months ended June 30, 2007 of ($95,000) was reduced by preferred dividends of $13,000, resulting in net loss attributable to common shareholders of ($108,000).

2 In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a Rollover and Iron Curtain approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings. The Company has historically used the Rollover Method. The provisions of SAB No. 108 were effective for the Company for the year ended December 31, 2006. In connection with the application of SAB No. 108, the Company recorded a $447,000 charge to retained earnings as of December 31, 2005 which relates to (i) a $300,000 overstatement of deferred tax assets that accumulated over several previous years and, (ii) a $147,000 understatement of accrued expenses related to travel costs.

The nature of the adjustments and the impact on the Company’s consolidated balance sheet as of January 1, 2006 are presented below:

	Increase (Decrease)
	Accrued expenses and other	Deferred tax assets	Retained earnings

Overstatement of deferred tax assets (1)	$—	$(300,000)	$(300,000)
Understatement of accrued expenses (2)	147,000	—	(147,000)
	$147,000	$(300,000)	$(447,000)

(1) The Company adjusted the tax basis of property, plant and equipment by reducing deferred tax assets as a result of an overstatement of these deferred tax assets that accumulated over several previous years.

(2) The Company recorded travel expenses incurred in 2005 as an expense in 2006 when these expenses were paid. If the criteria in SAB No. 108 were applied, these expenses should have been recorded in 2005.

The impact of these adjustments on the three months ended June 30, 2006 is summarized below:

	Previously Reported	Adjustment	As Adjusted
For the three months ended June 30, 2006
Deferred tax assets	$1,057,000	$(300,000)	$757,000
Accrued expenses	2,148,000	(11,000)	2,137,000
Shareholders’ equity	22,095,000	(290,000)	21,805,000
Selling, general & administrative expenses	4,337,000	(11,000)	4,326,000
Net income	364,000	11,000	375,000
Net income attributable to shareholders	354,000	11,000	365,000
Earnings per share	0.02	0.00	0.02

GUIDELINE, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	June 30	December 31
	2007	2006
	(unaudited)

Assets
Cash and cash equivalents	$1,465,000	$2,939,000
Accounts receivable, net	10,332,000	9,483,000
Deferred tax assets	371,000	311,000
Prepaid expenses and other current assets	1,017,000	657,000

Total Current Assets	13,185,000	13,390,000

Property, Plant & Equipment, net	1,971,000	2,228,000
Goodwill, net	21,322,000	21,322,000
Intangibles, net	1,952,000	2,137,000
Deferred financing fees, net	428,000	504,000
Other assets	728,000	585,000

Total assets	$39,586,000	$40,166,000

Liabilities and Shareholders' Equity
Trade accounts payable	$2,882,000	$2,820,000
Accrued expenses and other	2,250,000	4,425,000
Unearned retainer income	6,011,000	4,351,000
Current maturities of notes payable	1,505,000	2,005,000
Uncertain tax positions	148,000	—

Total current liabilities	12,796,000	13,601,000

Notes payable	1,877,000	2,384,000
Deferred compensation and other liabilities	61,000	298,000
Uncertain tax positions	148,000	—

Total liabilities	14,882,000	16,283,000

Redeemable, convertible, preferred stock	702,000	674,000

Shareholders' Equity	24,002,000	23,209,000

Total Liabilities and Shareholders' Equity	$39,586,000	$40,166,000